UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

CACHE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10345 (Commission File Number)	59-1588181 (IRS Employer Identification No.)

256 West 38th Street

New York, New York 10018
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 575-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cache, Inc. (the “Company”) held its Annual Meeting on June 9, 2014 (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of Board of Directors:

Name of Director	For	Withheld	Broker Non-Vote

Jay Margolis	13,819,115	325,491	3,324,146

Gene G. Gage	11,975,528	2,169,078	3,324,146

Michael F. Price	13,811,690	332,916	3,324,146

Charles J. Hinkaty	13,424,334	720,272	3,324,146

Robert C. Grayson	13,844,185	300,421	3,324,146

J. David Scheiner	13,820,115	324,491	3,324,146

All director nominees were duly elected.

Proposal 2: Appointment of Mayer Hoffman McCann CPAs, as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2015:

For	Against	Abstain
17,057,014	37,003	374,735

Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHE, INC.

Dated: August 27, 2014	/s/ Anthony F. DiPippa
Anthony F. DiPippa
Executive Vice President and Chief Financial Officer